Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

FOR IMMEDIATE RELEASE

14 September 2018

RECOMMENDED SHARE AND CASH OFFER

for

ARTILIUM PLC

by

PARETEUM CORPORATION

to be effected

by way of a scheme of arrangement

under Part 26 of the Companies Act 2006

Result of Shareholder Meetings

On 7 June 2018, the boards of Artilium Plc and Pareteum Corporation announced that they had reached agreement on the terms of a recommended share and cash offer pursuant to which Pareteum will acquire the entire issued and to be issued ordinary share capital of Artilium not already owned by Pareteum (the "Acquisition"), which will be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 ("Scheme").

The Board of Artilium is pleased to announce that at the Court Meeting and the General Meeting convened in relation to the proposed Scheme held earlier today all resolutions proposed, details of which are set out in the notices of each meeting contained in the scheme document dated 20 August 2018 (the "Scheme Document"), were passed by the requisite majorities and accordingly the Scheme was approved.

A summary of the voting results is set out below.

Court Meeting

At the Court Meeting, a majority in number of the Scheme Shareholders present and voting (and entitled to vote), either in person or by proxy, representing over 75 per cent. in value of the Scheme Shares held by such Scheme Shareholders, voted in favour of the Scheme and, accordingly, the resolution to approve the Scheme was duly passed on a poll vote. Details of the votes cast are as follows:

Result of the Court Meeting	No. of Scheme Shares voted	Percentage of Scheme Shares voted (%)	No. of Scheme Shareholders who voted	Percentage of Scheme Shareholders who voted (%)	No. of Scheme Shares voted as a percentage of issued ordinary share capital (%)
FOR	256,837,375	78.43	30	8.17	72.32
AGAINST	200	0.00	1	0.27	0.00
TOTAL	256,837,575	78.43	31	8.44	72.32

General Meeting

At the General Meeting, the Resolutions, as set out in the notice of the General Meeting contained in Part 11 of the Scheme Document, were duly passed on a poll vote. Details of the votes cast are as follows:

	FOR		AGAINST		TOTAL	WITHHELD*
	No. of votes	% of votes	No. of votes	% of votes	No. of votes	No. of votes
Special Resolution 1	259,235,287	72.99	200	0.00	259,235,487	2,378
Special Resolution 2	259,235,287	72.99	200	0.00	259,235,487	2,378
Special Resolution 3	259,235,287	72.99	200	0.00	259,235,487	2,378
Ordinary Resolution 4**	256,804,367	72.31	200	0.00	256,804,551	2,433,298

*A withheld vote is not a vote in law and, accordingly, is not counted in the calculation of the proportion of votes "For" and "Against" the resolution concerned. Any proxy appointments which gave discretion to the Chairman have been included in the vote "For" total.

** Neither Bart Weijermars nor any person acting in concert with him or any person connected with him shall be entitled to vote in respect of resolution 4 pursuant to Rule 16.2 of the

City Code on Takeovers and Mergers.

The total number of Artilium Ordinary Shares in issue at the Voting Record Time was 355,154,922.

Next Steps and Expected Timetable

Completion of the Acquisition remains conditional on the satisfaction or waiver of the remaining Conditions set out in the Scheme Document, including the Court's sanction of the Scheme and the delivery of a copy of the Court Order to the Registrar of Companies.

On the basis of the current indicative timetable for the Scheme and subject to the Court sanction of the Scheme, the Scheme is expected to become Effective on 1 October 2018 (the "Effective Date"), the last day of dealings in, and for registration of transfers of, Artilium Ordinary Shares will be Friday 28 September 2018. At 7.00 a.m. on 2 October 2018, the admission of Artilium Ordinary Shares to trading on AIM is expected to be cancelled.

Rule 2.9

In accordance with Rule 2.9 of the Code, Artilium confirms that 1,324,455 Artilium Shares will be issued by Artilium pursuant to rights to receive Artilium Shares following the sanctioning of the Scheme by the Court but prior to the Effective Date.

Application will be made for the 1,324,455 new Artilium Shares to be admitted to trading on AIM and admission is expected to take place at 8.00 a.m. on 1 October 2018. The new Artilium Shares will rank pari passu with the existing Artilium Shares. Following the issue of the new Artilium Shares, the total issued ordinary share capital of Artilium will be 356,479,377 ordinary shares of 5 pence each. The ISIN of the Artilium Shares is GB00B1L7NQ30.

The expected timetable of principal events is set out below in the Appendix.

Capitalised terms in this announcement (the "Announcement"), unless otherwise defined, have the same meanings as set out in the Scheme Document.

Enquiries:

Pareteum
Denis McCarthy, SVP Corporate Development Alexander Korff, Company Secretary Edward O’Donnell, Chief Financial Officer	Tel: +1 (212) 984-1096

Jefferies International Limited (Financial adviser to Pareteum)

(UK) Simon Brown (US) Timothy Roepke Jeffrey Snyder	Tel: +44 (0)20 7029 8000 Tel: +1 (212) 284 2300

Artilium

Jan-Paul Menke, Non-Executive Chairman Bart Weijermars, Chief Executive Officer Rupert Hutton, Chief Finance Officer	Tel: +32 (0) 5023 0300

finnCap Ltd (Financial adviser under Rule 3 of the Code, Nominated Adviser and broker to Artilium)

Jonny Franklin-Adams Henrik Persson Anthony Adams	Tel: +44 (0)20 7220 0500

Important notices

Jefferies International Limited ("Jefferies"), which is authorised and regulated by the Financial Conduct Authority (the "FCA") in the United Kingdom, is acting exclusively for Pareteum as financial adviser and no one else in connection with the Acquisition and other matters set out in this Announcement and will not be responsible to anyone other than Pareteum for providing the protections afforded to clients of Jefferies, or for providing advice in connection with the Acquisition, the content of this Announcement or any matter referred to herein.  Neither Jefferies nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this Announcement, any statement contained herein or otherwise.

finnCap, which is authorised by and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser under Rule 3 of the Code, nominated adviser and broker to Artilium and no one else in connection with the Acquisition and other matters referred to in this Announcement and will not be responsible to anyone other than Artilium for providing the protections afforded to clients of finnCap, or for providing advice in connection with the Acquisition, the content of this Announcement or any matter referred to herein. Neither finnCap nor any of its subsidiaries or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of finnCap in connection with this Announcement, any statement contained herein or otherwise.

Further information

This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely through the Scheme Document and the accompanying Forms of Proxy, which contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any approval, decision or other response to the Acquisition should be made only on the basis of the information in the Scheme Document. Artilium Shareholders are strongly advised to read the formal documentation in relation to the Acquisition.

This Announcement has been prepared for the purpose of complying with the laws of England and Wales, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

The statements contained in this Announcement are made as at the date of this Announcement, unless some other time is specified in relation to them, and service of this Announcement shall not give rise to any implication that there has been no change in the facts set forth in this Announcement since such date.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Overseas shareholders

Unless otherwise determined by Artilium and Pareteum or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Scheme by any such use, means, instrumentality or from within a jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.

Accordingly, copies of the Scheme Document and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving the Scheme Document and all other documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from jurisdictions where to do so would violate the laws in that jurisdiction.

It is the responsibility of each Overseas Holder to satisfy himself as to the full observance of the laws and regulatory requirements of the relevant jurisdiction in connection with the Acquisition, including obtaining any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

The Scheme Document and its accompanying documents have been prepared in connection with a proposal in relation to a scheme of arrangement pursuant to, and for the purpose of complying with, English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if these documents had been prepared in accordance with the laws of jurisdictions outside England and Wales.

The availability of New Pareteum Shares under the Acquisition to Artilium Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Further details are set out in paragraph 19 of Part 2 (Explanatory Statement) of the Scheme Document.

Notice to US investors

The New Pareteum Shares are expected to be issued in the United States in reliance upon the exemption from the registration requirements of the US Securities Act provided by section 3(a)(10) thereof.

For the purposes of qualifying for the exemptions from the registration requirements of the US Securities Act afforded by section 3(a)(10), Artilium will advise the Court through counsel that the Court's sanction of the Scheme will be relied upon by Pareteum as an approval of the Scheme following a hearing on the fairness of the terms and conditions of the Scheme to Artilium Shareholders at which hearing all such shareholders are entitled to appear in person or through counsel to support or oppose the sanctioning of the Scheme and with respect to which notification has been given to all Artilium Shareholders.

Scheme Shareholders (whether or not US persons) who are or will be affiliates (within the meaning of the US Securities Act) of Artilium or Pareteum prior to, or of Pareteum after, the Effective Date will be subject to certain restrictions on transfers of the New Pareteum Shares received pursuant to the Scheme. Otherwise, the New Pareteum Shares generally should not be treated as "restricted securities" within the meaning of Rule 144(a)(3) under the US Securities Act and persons who receive securities under the Scheme (other than affiliates) may resell them without restriction under the US Securities Act. For a description of these and certain further restrictions on offers, sales and transfers of the New Pareteum Shares and the distribution of the Scheme Document, and additional information applicable to US shareholders, see paragraph 19 of Part 2 (Explanatory Statement) of the Scheme Document.

The receipt of New Pareteum Shares pursuant to the Acquisition by a US Shareholder may be a taxable transaction for US federal income tax purposes and under applicable state and local, as well as foreign and other, tax laws. Each Artilium Shareholder is urged to consult his independent professional adviser immediately regarding the tax consequences of the Acquisition.

It may be difficult for US Shareholders to enforce their rights and claims arising out of the US federal securities laws, Artilium is located in countries other than the United States, and some or all of its officers and directors may be residents of countries other than the United States. US Shareholders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's judgment.

None of the securities referred to in the Scheme Document have been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities passed upon or determined the adequacy or accuracy of the information contained in the Scheme Document. Any representation to the contrary is a criminal offence in the United States.

The financial information included in, or incorporated by reference into, the Scheme Document has been prepared in accordance with the International Financial Reporting Standards ("IFRS") as adopted by the European Union and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror, and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Takeover Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on website

In accordance with Rule 26.1 of the Takeover Code, a copy of this announcement, the Scheme Document and any document incorporated by reference herein or therein will be available on Artilium’s website at www.artilium.com/investors and on Pareteum's website at www.pareteum.com/investors by no later than 12 noon on the business day following publication of the Scheme Document, but will not be available to persons resident in Restricted Jurisdictions or any jurisdictions where the extension or availability of the Acquisition or the publication of the Scheme Document would violate the laws of such jurisdiction. The contents of the websites referred to in the Scheme Document are not incorporated into and do not form part of the Scheme Document.

APPENDIX

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Event	Time/date

Court Hearing to sanction the Scheme	Friday 28 September 2018 (the Court Sanction Date)

Last day of dealings in, and for registration of transfers of, and disablement in CREST of, Artilium Shares	Friday 28 September 2018

Scheme Record Time	6.00 p.m. on Friday 28 September 2018

Suspension of listing of, and dealings in, Artilium Shares	7.30 a.m. on Monday 1 October 2018

Effective Date	Monday 1 October 2018

Cancellation of listing of, and trading in, Artilium Shares	by no later than 8.00 a.m. on Tuesday 2 October 2018

New Pareteum Shares issued in respect of Scheme Shares	9.30 a.m. (New York Time) on Tuesday 2 October 2018

Admission and commencement of dealings in New Pareteum Shares on the NYSE American	9.30 a.m. (New York Time) on Tuesday 2 October 2018

Settlement of the Offer Consideration:

CREST accounts of Artilium Shareholders credited with Pareteum CDIs (in respect of Scheme Shares held in uncertificated form)	within 14 days of the Effective Date

CREST accounts of Artilium Shareholders credited with any cash consideration due (in respect of Scheme Shares held in uncertificated form)	within 14 days of the Effective Date

Despatch of cheques in respect of cash consideration and share certificates in respect of New Pareteum Shares (in respect of Scheme Shares held in certificated form)	within 14 days of the Effective Date

Long Stop Date	31 January 2019

All references in this announcement to times are to times in London, unless otherwise stated.